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                                                                    EXHIBIT 99.4











February 22, 2000



TO OUR STOCKHOLDERS:

I am pleased to send you the enclosed Prospectus describing Equity One's Dividend Reinvestment and Stock Purchase Plan. Your enrollment in the Plan will allow you to automatically invest all or a portion of your cash dividends into shares of common stock of the Company. It will also permit you to make a certain level of optional cash payments each quarter to purchase additional shares. For further information or answers to any specific questions you may have concerning the Plan, please call American Stock Transfer and Trust Company at 877-253-6850.

ACCORDING TO OUR RECORDS, YOU ARE THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE. IN ORDER TO PARTICIPATE IN THE PLAN, YOU MUST CONTACT THE NOMINEE AND MAKE ARRANGEMENTS WITH THE NOMINEE TO PARTICIPATE, OR YOU MUST BECOME THE HOLDER OR RECORD BY HAVING A PART OR ALL OF YOUR SHARES TRANSFERRED INTO YOUR NAME. IF YOU DO NOT WISH TO PARTICIPATE IN THE PLAN, YOU WILL CONTINUE TO RECEIVE YOUR DIVIDENDS AS THEY ARE DECLARED.

Your support of and confidence in Equity One is appreciated.

Very truly yours,






Chaim Katzman
Chairman of the Board, President and Chief Executive Officer






Howard M. Sipzner
Chief Financial Officer




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February 18, 2000



TO OUR STOCKHOLDERS

I am pleased to send you the enclosed Prospectus describing Equity One's Dividend Reinvestment and Stock Purchase Plan. Your enrollment in the Plan will allow you to automatically invest all of or a portion of your cash dividends into shares of common stock of the Company. It will also permit you to make a certain level of optional cash payments each quarter to purchase additional shares. For further information or answers to any specific questions you may have concerning the Plan, please call American Stock Transfer and Trust Company at 877-253-6850.

ACCORDING TO OUR RECORDS, YOU ARE A HOLDER OF RECORD OF OUR COMMON STOCK. TO ENROLL IN THE PLAN, SIMPLY COMPLETE THE ENCLOSED AUTHORIZATION FORM AND RETURN IT IN THE SELF ADDRESSED ENVELOPE. IF YOU RETURN THE AUTHORIZATION FORM BY MARCH 11, 2000, YOUR PARTICIPATION IN THE PLAN WILL BEGIN WITH THE FIRST QUARTER CASH DIVIDEND AS DECLARED. IF YOU DO NOT WISH TO PARTICIPATE IN THE PLAN, YOU WILL CONTINUE TO RECEIVE CHECKS FOR YOUR DIVIDENDS AS THEY ARE DECLARED.

Your support of and confidence in Equity One is appreciated.

Very truly yours,






Chaim Katzman
Chairman of the Board, President and Chief Executive Officer





Howard M. Sipzner
Chief Financial Officer